EXHIBIT 32 CERTIFICATIONS



EXHIBIT 32 - CEO AND CFO CERTIFICATION


Exhibit 32.1

Statement Furnished Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned are the Chief Executive Officer and Chief Financial Officer of OBN Holdings, Inc. (the "Company"). This Certificate is made pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2009 (the "10-Q Report").

The undersigned certifies that the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.


Date: March 24, 2010                      /s/ ROGER N. SMITH
                                      --------------------------------
                                           Roger N. Smith
                                           Chief Executive Officer

Date: March 24, 2010                     /s/ LARRY TAYLOR
                                      --------------------------------
                                           Larry Taylor
                                           Chief Financial Officer